                                  Exhibit 99.4

           PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

     Following is (1) a pro forma unaudited combined condensed balance sheet for New RightCHOICE giving effect to the reorganization as of September 30, 2000,
(2) a pro forma unaudited combined condensed income statement for New RightCHOICE for the nine months ended September 30, 2000 giving effect to the reorganization as of January 1, 1999 and (3) a pro forma unaudited combined condensed income statement for New RightCHOICE for the year ended December 31, 1999 giving effect to the reorganization as of January 1, 1999. These pro forma unaudited combined condensed financial statements include historical amounts for RightCHOICE, the Blue Cross and Blue Shield of Missouri carve-out and New RightCHOICE as well as adjustments necessary to reflect the reorganization on a pro forma basis. The notes to the pro forma unaudited combined condensed financial statements discuss the transaction. We are presenting the carve-out financial statements for Blue Cross and Blue Shield of Missouri exclusive of its investment in the RightCHOICE class B common stock. Also, we are not presenting any per share data for Blue Cross and Blue Shield of Missouri because it was a non-profit health services corporation with no stock outstanding.

     We have condensed or omitted certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles. The pro forma unaudited combined condensed financial statements do not purport to present the financial condition and results of operations of New RightCHOICE had the parties completed the reorganization as of the dates indicated. In addition, the pro forma unaudited combined condensed financial statements are not necessarily indicative of future results of operations of New RightCHOICE. You should read the accompanying pro forma unaudited combined condensed financial statements and notes thereto in conjunction with the RightCHOICE financial statements as previously filed with the Securities and Exchange Commission and the Blue Cross and Blue Shield of Missouri carve-out financial statements which are attached as Exhibit 99.3 to the Amendment No. 1 on Form 8-K/A.

                                 NEW RIGHTCHOICE

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET

                               September 30, 2000
                 (In thousands, except share and per share data)


                                                                   BCBS
                                                                 Missouri       New                                     Pro forma
                                              RightCHOICE       Historical  RightCHOICE        Pro forma      Note      Combined
                                               Historical       Carve-Out    Historical       Adjustments(1)   Ref      Condensed
                                               ----------       ---------    ----------       -----------      ---      ---------
Assets:
    Cash and cash equivalents...........        $ 49,474         $ 23,894    $        1        $(12,955)        2        $ 60,414
    Investments available for sale, at
       market value.....................         215,492           27,668                          (490)       12         242,670
    Receivables from members............          98,554           17,212                                                 115,766
    Receivables from related parties....          22,443           24,424                       (46,867)        9
    Property and equipment, net.........          50,620           59,871                                                 110,491
    Goodwill and intangible assets, net.          66,611                                         25,296         7          91,907
    Other assets........................          41,338           13,598                                                  54,936
                                                --------         --------    ----------        --------                  --------
      Total assets......................        $544,532         $166,667    $        1        $(35,016)                 $676,184
                                                ========         ========    ==========        ========                  ========

Liabilities:
    Medical claims payable..............        $126,615         $ 19,034                                                $145,649
    Unearned premiums...................          62,979              499                                                  63,478
    Accounts payable and accrued
       expenses.........................          63,449           16,441                                                  79,890
    Long-term debt......................          28,063                                                                   28,063
    Payables to related parties.........          24,325           22,542                      $(46,867)        8
    Income taxes payable................          13,817           11,240                                                  25,057
    Other liabilities...................          40,506            4,850                                                  45,356
                                                --------         --------                      --------                  --------
      Total liabilities.................         359,754           74,606                       (46,867)                  387,493

Equity:
    Preferred stock(2)..................
    Common stock(3).....................             187                                                                      187
    Additional paid-in capital..........         132,622                              1         104,229        11         236,852
    Retained earnings...................          55,042                                           (175)        3          54,867
    Net assets representing reserve for.
       protection of members............                           92,061                       (92,061)       11
    Treasury stock......................            (348)                                          (142)       10            (490)
    Accumulated other comprehensive loss
                                                  (2,725)                                                                  (2,725)
                                                --------         --------    ----------        --------                  --------
      Total equity......................         184,778           92,061             1          11,851                   288,691
                                                --------         --------    ----------        --------                  --------
      Total liabilities and equity......        $544,532         $166,667    $        1        $(35,016)                 $676,184
                                                ========         ========    ==========        ========                  ========

--------------
(1) We describe the adjustments necessary to arrive at the pro forma unaudited combined condensed financial data in the Notes to Historical Consolidated and Pro Forma Unaudited Combined Condensed Financial Statements.

(2) RightCHOICE Historical preferred stock: $0.01 par, 25,000,000 shares authorized, no shares issued and outstanding. Pro forma Combined Condensed preferred stock: $0.01 par, 25,000,000 shares authorized, no shares issued and outstanding.

(3) RightCHOICE Historical common stock: class A, $0.01 par, 125,000,000 shares authorized, 3,737,500 shares issued, 3,712,905 shares outstanding; class B, convertible, $0.01 par, 100,000,000 shares authorized, 14,962,500 shares issued and outstanding. Pro forma Combined Condensed common stock: $0.01 par, 225,000,000 shares authorized, 18,638,665 shares issued and outstanding.

                             See Accompanying Notes
                             ----------------------

                                 NEW RIGHTCHOICE

             PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT

                    For the Nine months ended September 2000
                 (In thousands, except share and per share data)


                                                                 BCBS
                                                               Missouri          New                               Pro forma
                                               RightCHOICE    Historical     RightCHOICE    Pro forma     Note      Combined
                                               Historical      Carve-Out     Historical   Adjustments(1)   Ref     Condensed
                                               -----------    ----------     -----------  --------------  -----    ---------
Revenues:
    Premium.................................  $   621,136        $71,138         $ --                             $   692,274
    Fees and other income...................       72,865         20,421                       (3,690)       5         89,596
                                              -----------        -------         ----       ---------             -----------
        Total revenues......................      694,001         91,559                       (3,690)                781,870
                                              -----------        -------         ----       ---------             -----------
Operating expenses:
    Health care services....................      504,452         63,552                                              568,004
    Commissions.............................       27,011             26                                               27,037
    General and administrative..............      130,165         23,248                       (2,528)       6        150,885
                                              -----------        -------         ----       ---------             -----------
        Total operating expenses............      661,628         86,826                       (2,528)                745,926
                                              -----------        -------         ----       ---------             -----------
Operating income (loss).....................       32,373          4,733                       (1,162)                 35,944
                                              -----------        -------         ----       ---------             -----------
Other income:
    Interest and dividends..................       10,640          2,331                         (583)       4         12,388
    Other income (expense), net.............         (662)           134                                                 (528)
                                              -----------        -------         ----       ---------             -----------
        Total other, net....................        9,978          2,465                         (583)                 11,860
                                              -----------        -------         ----       ---------             -----------
Income (loss) before provision (benefit)
  for income taxes..........................       42,351          7,198                       (1,745)      13         47,804
Provision (benefit) for income taxes........       16,838          2,803                         (591)      13         19,050
                                              -----------        -------         ----       ---------             -----------
Net income (loss)...........................  $    25,513        $ 4,395         $ --       $  (1,154)            $    28,754
                                              ===========        =======         ====       =========             ===========
Weighted average common shares outstanding..   18,673,500             --            1         (36,701)      14     18,636,800
                                              -----------        -------         ----       ---------             -----------
Basic earnings (loss) per share.............  $      1.37             --                    $   (0.06)            $      1.54
                                              ===========        =======         ====       =========             ===========
Diluted earnings (loss) per share...........  $      1.34             --                    $   (0.06)            $      1.52
                                              ===========        =======         ====       =========             ===========

--------------
(1) We describe the adjustments necessary to arrive at the pro forma unaudited combined condensed financial data in the Notes to Historical Consolidated and Pro Forma Unaudited Combined Condensed Financial Statements.


                             See Accompanying Notes
                             ----------------------

                                 NEW RIGHTCHOICE

             PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT

                      For the Year Ended December 31, 1999
                 (In thousands, except share and per share data)


                                                                 BCBS
                                                               Missouri          New                               Pro forma
                                               RightCHOICE    Historical     RightCHOICE    Pro forma     Note      Combined
                                               Historical      Carve-Out     Historical   Adjustments(1)   Ref     Condensed
                                               -----------    ----------     -----------  --------------  ----     ---------
Revenues:
    Premium.................................  $   732,151       $ 85,393         $ --                            $    817,544
    Fees and other income...................       84,761         25,354                     $ (5,040)       5        105,075
                                              -----------       --------         ----        --------     ----   ------------
        Total revenues......................      816,912        110,747                       (5,040)                922,619
                                              -----------       --------         ----        --------     ----   ------------
Operating expenses:
    Health care services....................      601,532         73,070                                              674,602
    Commissions.............................       32,462             43                                               32,505
    General and administrative..............      163,251         29,236                       (5,781)       6        186,706
                                              -----------       --------         ----        --------     ----   ------------
        Total operating expenses............      797,245        102,349                       (5,781)                893,813
                                              -----------       --------         ----        --------     ----   ------------
Operating income............................       19,667          8,398                          741                  28,806
                                              -----------       --------         ----        --------     ----   ------------
Other income:
    Interest and dividends..................       13,367          1,895                         (777)       4         14,485
    Other (expense) income, net.............       (4,641)            40                                               (4,601)
                                              -----------       --------         ----        --------     ----   ------------
        Total other, net....................        8,726          1,935                         (777)                  9,884
                                              -----------       --------         ----        --------     ----   ------------
Income (loss) before provision (benefit)
  for income taxes and accounting change....       28,393         10,333                          (36)      13         38,690
Provision (benefit) for income taxes........       11,177          4,265                          (95)      13         15,347
                                              -----------       --------         ----        --------     ----   ------------
Income before accounting change.............       17,216          6,068                           59                  23,343
Cumulative effect of accounting change......                       1,076                       (1,076)       6
                                              -----------       --------         ----        --------     ----   ------------
Net income..................................  $    17,216       $  4,992         $ --        $  1,135            $     23,343
                                              ===========       ========         ====        ========     ====   ============
Weighted average common shares
  outstanding...............................                                        1         (36,701)      14
                                               18,673,000             --                                           18,636,300
                                              -----------       --------         ----        --------     ----   ------------
Basic and diluted earnings per share........  $      0.92             --                     $   0.06            $       1.25
                                              ===========       ========         ====        ========     ====   ============

--------------
(1) We describe the adjustments necessary to arrive at the pro forma unaudited combined condensed financial data in the Notes to Historical Consolidated and Pro Forma Unaudited Combined Condensed Financial Statements.

                             See Accompanying Notes
                             ----------------------

            Notes to Historical Consolidated and Pro Forma Unaudited
                     Combined Condensed Financial Statements

(1) General

     The pro forma unaudited combined condensed financial statements give effect to the merger of RightCHOICE, Blue Cross and Blue Shield of Missouri and New RightCHOICE. New RightCHOICE accounted for this merger in a manner similar to a pooling of interests because all of the companies were under common control, except for the exchange of the class A common stock held by the minority class A shareholders of RightCHOICE and the exchange of outstanding options to purchase shares of RightCHOICE class A common stock for options to purchase the same number of shares of New RightCHOICE common stock. New RightCHOICE accounted for these exchanges as a purchase.

     The pro forma unaudited combined condensed balance sheet presents the combined financial position of RightCHOICE, Blue Cross and Blue Shield of Missouri and New RightCHOICE assuming the parties completed the merger as of September 30, 2000. The pro forma information is based upon the historical balance sheet data of RightCHOICE, Blue Cross and Blue Shield of Missouri and New RightCHOICE as of that date as further explained below. The pro forma unaudited combined condensed statements of income give effect to the merger of RightCHOICE, Blue Cross and Blue Shield of Missouri and New RightCHOICE by combining the results of operations of RightCHOICE and Blue Cross and Blue Shield of Missouri for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, in a manner similar to a pooling assuming the transaction occurred on January 1, 1999. New RightCHOICE is a newly formed entity which The Missouri Foundation For Health incorporated on March 14, 2000 and thus did not have operations in 1999. In addition, New RightCHOICE did not have operations through September 30, 2000 after its incorporation. New RightCHOICE is expected to recognize certain synergies related to reduced financial reporting requirements and the elimination of duplicate responsibilities such as board oversight and various management functions. We have not given effect in the pro forma unaudited combined condensed statement of income for operating and synergistic benefits that may result from the merger as any potential significant synergies are not factually supportable at this time.

     As of September 30, 2000, Blue Cross and Blue Shield of Missouri owned all of the class B common stock of RightCHOICE. For purposes of the pro forma combined condensed balance sheet, we have eliminated this investment because we show the balance sheet data for RightCHOICE separately. Similarly, we have eliminated the income resulting from the investment in RightCHOICE because we also present the statement of income for RightCHOICE. Thus, we refer to the Blue Cross and Blue Shield of Missouri financial data for both the combined condensed balance sheet and statements of income as "Historical Carve-Out" data because we have "carved out" the investment in RightCHOICE and income from that investment from the historical Blue Cross and Blue Shield of Missouri financial statements.

     Under the terms of the settlement agreement, on November 30, 2000, Blue Cross and Blue Shield of Missouri transferred its insurance contracts and certain assets and liabilities to Healthy Alliance Life Insurance Company, a wholly-owned subsidiary of RightCHOICE. The RightCHOICE class B common stock was cancelled, and The Missouri Foundation For Health received one share of New RightCHOICE common stock for each cancelled share of RightCHOICE class B common stock. Finally, the real estate and remaining assets and liabilities of Blue Cross and Blue Shield of Missouri were combined with RightCHOICE.

     Upon completion of the reorganization, New RightCHOICE's assets and liabilities consisted of the combined assets and liabilities of RightCHOICE and Blue Cross and Blue Shield of Missouri immediately prior to the reorganization, except for approximately $13.0 million paid to the Foundation (see Note 2), approximately $25.3 million of goodwill and intangible assets related to the minority class A shareholders and outstanding options (see Note 7), and the class B common stock owned by Blue Cross and Blue Shield of Missouri that was, in effect, transferred to the Foundation.

     These pro forma unaudited combined condensed financial statements should be read in conjunction with the RightCHOICE historical financial statements and notes thereto as previously filed with the Securities and Exchange Commission and the Blue Cross and Blue Shield of Missouri carve-out financial statements which are attached as Exhibit 99.3 to the Amendment No. 1 on Form 8-K/A.

(2) Cash and cash equivalents

     As part of the settlement agreement, both New RightCHOICE and Blue Cross and Blue Shield of Missouri were required to make cash payments to The Missouri Foundation For Health. On November 30, 2000, Blue Cross and Blue Shield of Missouri paid $12.78 million and New RightCHOICE paid $175,000. Pro forma adjustments to cash and cash equivalents as of September 30, 2000, resulting from the above consist of the following:

                                                                                                        (in 000's)
                                                                                                         --------
          Blue Cross and Blue Shield of Missouri payment to The Missouri Foundation For Health.......   $(12,780)

          New RightCHOICE payment to The Missouri Foundation For Health per the
              reorganization agreement...............................................................       (175)
                                                                                                        --------
                                                                                                        $(12,955)
                                                                                                        ========

(3) Retained Earnings

     Pro forma adjustment to retained earnings consists of the following:

                                                                                                       (in 000's)
                                                                                                        --------
          New RightCHOICE payment to The Missouri Foundation For Health per the
              reorganization agreement (Note 2)......................................................     $(175)
                                                                                                          =====

(4) Interest Income

     Pro forma adjustments to interest income consist of the following:

                                                                                       Nine months ended        Year ended
                                                                                       September 30, 2000    December 31, 1999
                                                                                       ------------------    -----------------
                                                                                                      (in 000's)
                                                                                                       --------
          Interest income reduction from $12.78 million and $175,000 payments to
              The Missouri Foundation For Health, calculated at 6% (Note 2).........        $ (583)               $ (777)
                                                                                            ======                ======

(5) Fees and Other Income

     RightCHOICE rented office space from Blue Cross and Blue Shield of Missouri for its corporate headquarters. This related party transaction is eliminated in the pro forma financial statements. Monthly rental income/expense was approximately $410,000 and $420,000 during the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively. Pro forma adjustments to fees and other income consist of the following:

                                                                                       Nine months ended         Year ended
                                                                                      September 30, 2000     December 31, 1999
                                                                                      ------------------     -----------------
                                                                                                      (in 000's)
                                                                                                       --------
          Elimination of intercompany rent between RightCHOICE and Blue Cross
              and Blue Shield of Missouri...........................................       $(3,690)               $(5,040)
                                                                                           =======                =======

(6) General and Administrative Expense

     As a result of the reorganization, RightCHOICE assumed all insurance operations of Blue Cross and Blue Shield of Missouri. A significant amount of Blue Cross and Blue Shield of Missouri's premium revenue is subject to state premium tax as a result of this assumption. The state premium tax rate is 2% and total premium subject to tax is $49.0 million and $72.8 million for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively. Pro forma adjustments to general and administrative expense consist of the following:

                                                                                     Nine months ended       Year ended
                                                                                     September 30, 2000   December 31, 1999
                                                                                     ------------------   -----------------
                                                                                                    (in 000's)
                                                                                                     --------
Elimination of intercompany rent between RightCHOICE and Blue Cross and
    Blue Shield of Missouri (Note 5)..........................................             $(3,690)             $(5,040)

Goodwill and intangible asset amortization related to minority shareholders
    and stock options (Note 7)................................................               1,173                1,564

State premium tax expense for underwritten business assumed by RightCHOICE which was not subject to state premium tax when written by
    Blue Cross and Blue Shield of Missouri....................................                 981                1,456

Cost of litigation, consultation and support related to the settlement agreement, which are currently included in the historical audited financial statements of Blue Cross and Blue Shield of Missouri and have been eliminated as these are non-recurring charges resulting directly
     from the transaction (Note 2)......................................                      (992)              (3,761)
                                                                                           -------              -------

                                                                                           $(2,528)             $(5,781)
                                                                                           =======              =======
Cumulative effect of accounting change for start-up costs related to settlement agreement and reorganization costs that were capitalized in 1998 by Blue
     Cross and Blue Shield of Missouri and written off in the first quarter of
     1999, net of tax.........................................................                                  $(1,076)
                                                                                                                =======

(7) Goodwill and Intangible Assets, net

     Pro forma adjustments for goodwill and intangible assets result from application of the purchase method of accounting for the minority interest in RightCHOICE and outstanding stock options. The difference between the quoted closing market value of the class A common stock on the New York Stock Exchange on January 6, 2000, the date the parties signed the settlement agreement, and the book value of the shares as of December 31, 1999 is $4.94. The fair value of the outstanding stock options was calculated using the Black-Scholes option pricing model. The fair value of the stock and options was calculated utilizing
3.7 million shares outstanding (representing the minority shareholders' ownership of RightCHOICE) at $4.94 per share and options outstanding for 1.3 million shares at $5.43 per share. This total value of approximately $25.3 million was allocated to goodwill and intangible assets based on RightCHOICE's independent valuation of intangible assets and their estimated remaining useful lives. The total value of each identified intangible asset was multiplied by 25% in order to determine the value related to the minority interest represented by RightCHOICE's shareholders and option holders as they had a 25% combined ownership interest in RightCHOICE. As identified tangible assets and liabilities of RightCHOICE are carried at current net realized value, no allocation of purchase price to these tangible items was necessary. A summary of the allocation of this total value and the estimated remaining useful lives established for each intangible asset is as follows:

                                                                            Assigned Value
                                                                              (in 000's)          Life in years
                                                                               --------           -------------
     Blue Cross and Blue Shield names and service marks                        $  6,512                40
     Subscriber relationships                                                    12,522                14
     Assembled workforce                                                          2,755                 8
     Provider relationships                                                       2,004                23
     Goodwill                                                                     1,503                20
                                                                               --------
                                                                               $ 25,296
                                                                               ========

     The assigned value of the Blue Cross and Blue Shield names and service marks relates to RightCHOICE's exclusive right to use the Blue Cross and/or Blue Shield names and service marks for all of the managed care products and services that it offers in the 85 Missouri counties that comprise its service area. This service area includes St. Louis but does not include Kansas City. The value of the subscriber relationships relates to RightCHOICE's current employer and individual client base. The value of the assembled workforce relates to the estimated costs to hire and train RightCHOICE's approximately 2,000 employees. The value of the provider relationships relates to the costs necessary to identify and contract with qualified physicians and hospital organizations in RightCHOICE's service areas. The value of the goodwill was determined based on the calculated total value as described above less the value placed on the specific intangible assets that have been described above.

(8) Payables to Related Parties

     Pro forma adjustments to payables to related parties consist of the following:


                                                                                                       (in 000's)
                                                                                                        --------
         Elimination of related party payables between RightCHOICE and Blue
             Cross and Blue Shield of Missouri.......................................................   $(46,867)
                                                                                                        ========

(9) Receivables from Related Parties

     Pro forma adjustments to receivables to related parties consist of the following:
                                                                                                       (in 000's)
                                                                                                        --------
         Elimination of related party receivables between RightCHOICE and Blue
             Cross and Blue Shield of Missouri........................................................  $(46,867)
                                                                                                        ========


(10) Treasury Stock

     On November 30, 2000, RightCHOICE's treasury stock was cancelled and the class A common stock owned by Blue Cross and Blue Shield of Missouri was converted to treasury stock, pursuant to the reorganization agreement. Pro forma adjustments to treasury stock as of September 30, 2000 consist of the following:

                                                                                                       (in 000's)
                                                                                                        --------
         Cancel RightCHOICE treasury stock............................................................    $ 348

         Convert class A common stock owned by Blue Cross and Blue Shield of
             Missouri to treasury stock...............................................................     (490)
                                                                                                          -----
                                                                                                          $(142)
                                                                                                          =====

(11) Additional Paid In Capital

     The net assets representing reserve for protection of members of Blue Cross and Blue Shield of Missouri have been consolidated with the shareholders' equity of RightCHOICE. As part of the settlement agreement, Blue Cross and Blue Shield of Missouri was required to make a $12.78 million cash payment to The Missouri Foundation For Health. This payment was made and recorded by Blue Cross and Blue Shield of Missouri on November 30, 2000 and occurred immediately prior to and separate from the reorganization and resulted in a reduction of the overall additional paid in capital transferred to RightCHOICE as part of the reorganization. Blue Cross and Blue Shield of Missouri had not recorded this payment as a liability as of September 30, 2000 as significant conditions and contingencies related to the settlement had not been resolved. Pro forma adjustments to additional paid in capital consist of the following:

                                                                                                       (in 000's)
                                                                                                        --------
         Payment from Blue Cross and Blue Shield of Missouri to The Missouri
             Foundation For Health (Note 2)..........................................................   $(12,780)

         Transfer existing net assets representing reserve for protection of members to
             additional paid-in capital..............................................................      92,061

         Goodwill and intangible assets associated with the minority shareholders' ownership and outstanding stock options, utilizing 3.7 million shares outstanding at $4.94 per share and options for 1.3 million shares at $5.43 per share,
             respectively (Note 7)...................................................................      25,296

         Cancel RightCHOICE treasury stock (Note 10).................................................
                                                                                                             (348)
                                                                                                        ---------
                                                                                                        $ 104,229
                                                                                                        =========
         Transfer existing net assets representing reserve for protection of members to
             additional paid in capital..............................................................   $ (92,061)
                                                                                                        =========


(12) Investments available for sale, at market value

     The pro forma adjustments to investments available for sale consist of the following:

                                                                                                        (in 000's)
                                                                                                         --------
         Conversion of class A common stock owned by Blue Cross and Blue Shield
             of Missouri to treasury stock (Note 10)..................................................    $(490)
                                                                                                          =====

(13) Income Tax Provision

     We calculated the tax impact of the pro forma adjustments by eliminating the permanent differences and calculating the balance using a 40% tax rate. Pro forma adjustments to the income tax provision consist of the following (in 000's):


                                                                              40%                  Permanent
        For the nine months ended September 30, 2000           Pro Forma      Tax     Permanent   Difference      Tax
        --------------------------------------------          Adjustments   Effect    Difference  Adjustment     Impact
                                                              -----------   ------    ----------  ----------     ------
Nine months of goodwill and intangible asset amortization
   related to minority shareholders (Note 6)................   $ (1,173)    $ (469)     $ 1,173     $   469      $

State premium tax expense for business which was not
   subject to state premium tax at Blue Cross and Blue
   Shield of Missouri (Note 6)..............................       (981)      (392)                                 (392)

Elimination of cost of litigation, consultation and
   support related to the settlement agreement (Note
   6).......................................................        992        397         (908)       (363)          34

Interest income reduction from payments of $12.78
   million and $175 (Note 4)................................       (583)      (233)                                 (233)
                                                               --------     ------      -------     -------      -------
Pro forma adjustment totals.................................   $ (1,745)    $ (697)     $   265     $   106      $  (591)
                                                               ========     ======      =======     =======      =======


                                                                              40%                  Permanent
            For the year ended December 31, 1999               Pro Forma      Tax     Permanent   Difference      Tax
            ------------------------------------              Adjustments   Effect    Difference  Adjustment     Impact
                                                              -----------   ------    ----------  ----------     ------
One year of goodwill and intangible asset amortization
   related to minority shareholders (Note 6)................   $ (1,564)    $ (626)    $ 1,564      $   626      $

State premium tax expense for business which was not
   subject to state premium tax at Blue Cross and Blue
   Shield of Missouri (Note 6)..............................     (1,456)      (582)                                 (582)

Elimination of cost of litigation, consultation and
   support related to the settlement agreement (Note
   6).......................................................      3,761      1,504      (1,765)        (706)         798

Interest income reduction from payments of $12.78
   million and $175 (Note 4)................................       (777)      (311)                                 (311)
                                                               --------     ------      ------      -------      -------
Pro forma adjustment totals.................................   $    (36)    $  (15)     $ (201)     $   (80)     $   (95)
                                                               ========     ======      ======      =======      =======


(14) Weighted Average Shares Outstanding

     The one outstanding share of New RightCHOICE common stock owned by The Missouri Foundation For Health prior to the reorganization was converted into 14,962,500 shares of New RightCHOICE common stock as part of the merger of RightCHOICE into New RightCHOICE on November 30, 2000. Also, the 36,700 shares of class A common stock owned by Blue Cross and Blue Shield of Missouri were converted into treasury stock pursuant to the reorganization agreement (Note
10).